UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2020

ZOOMPASS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-203997	30-0796392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2455 Cawthra Rd, Unit 75 Mississauga, ON L5A3P1, CANADA
(Address of Principal Executive Offices) (Zip Code)

647-406-1199
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

 On October 22, 2020 (“Issue date”), Zoompass Holdings, Inc. (the “Company”),entered into loan agreement with Brokers Credit Link Inc., a corporation incorporated in Canada, for the principal sum of $200,000 Canadian dollars. The principal amount will be repaid with interest rate of 10% and a maturity date of two months from the Issue date.

The above description of the loan agreement does not purport to be complete and is qualified in its entirety by reference to the loan agreement, which is attached as Exhibit 10.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

 On June 30, 2020, the directors of the Company, approved the issuance of approximately 2,000,000 shares of common stock to an officer and director for services, as follows:

Emanuel Bettencourt	1,200,000 shares (1)

Emanuel Bettencourt (escrow)	800,000 shares (1)

(1)	The shares were issued as per the Officers Management consulting agreement, effective June 30, 2020, provided, that 800,000 shares are held in escrow subject to the same conditions and revenue milestones as the BGC shareholders.

On October 22, 2020, the directors of the Company, approved the issuance of approximately 1,240,000 shares of common stock and a 5 year option for an additional 1,000,000 shares of common stock, with an exercise price of $0.23 per share, to and officer and director and a consultant for services, effective October 22, 2020, as follows:

Shibu Abraham	1,000,000 shares

Shibu Abraham	1,000,000 options

Scott C. Kline	240,000 shares (2)

(2)	The shares are issuable pursuant to Mr. Kline’s engagement agreement, and will be issued upon effectiveness of a Registration Statement on Form S-8, including such shares.

These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the purchasers agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company has appointed Alok Mahapatra as Chief Compliance Officer for the company and he will report directly to the CEO.

Alok Mahapatra

Mr. Mahapatra is an entrepreneurial fintech professional with more than two decades of experience in cross-border payment industries. He brings extensive experience as a strategic business development and operation executive, as well as a deep understanding of regulatory challenges from a fintech industry perspective, to his role at Zoompass. Mr. Mahapatra has been Managing Partner of Transcend Ventures Inc. a managing consulting firm specialising in FinTech and Digital Payments space since 2012. Prior to that he was Senior Vice President of Microfinance International Corp. a Washington DC based firm in the Digital payments space.

Mr. Mahapatra earned a Master of Business Administration from the Regional College of Management, Bhubaneswar, India, in 1987. Mr. Mahapatra also holds a Certificate from MIT FinTech Center in Future Commerce (2016).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, effective as of October 22, 2020, by and among Zoompass Holdings, Inc.and Brokers Credit Link Inc.

November 6, 2020
By: /s/ Manny Bettencourt
Manny Bettencourt
CEO